Exhbit 99.1
News release via Canada NewsWire, Toronto 416-863-9350

    Attention Business Editors:
    Western Goldfields Announces Completion of C$70 Million Public Offering
    of Common Shares

    <<
    -  Proceeds of the offering will be used to finance activities at the
       Mesquite Mine, and for general corporate purposes
    -  Offering was underwritten by a syndicate co-led by Wellington West
       Capital Markets and BMO Capital Markets
    >>

    TORONTO, Jan. 25 /CNW/ - Western Goldfields, Inc. (TSX: WGI, OTC BB:
WGDF.OB) today announced that it has issued common shares at a price of C$2.25 in connection with its previously announced marketed public equity offering.
The offering was made under a prospectus supplement to Western Goldfields'
shelf prospectus dated October 27, 2006. The underwriters purchased 31,115,000 common shares for gross proceeds of C$70,008,750. Western Goldfields, Inc. has granted the underwriters a 30-day option to purchase up to 2,215,000 additional shares of common stock to cover over-allotments, if any. This option remains outstanding.
    The underwriting syndicate was co-led by Wellington West Capital Markets
Inc. and BMO Capital Markets and included RBC Capital Markets, GMP Securities
L.P. and Research Capital Corp.
    The net proceeds of the offering will be used to finance activities at
Western Goldfields' Mesquite Mine project and for general corporate purposes.
    Copies of the prospectus supplement may be obtained from Wellington West
Capital Markets Inc., 145 King Street West, Suite 700, Toronto, Ontario,
M5H 1J8 (Tel: 416 642-1900, Attention: Scott Larin); or from BMO Capital
Markets, 1 First Canadian Place, Distribution Centre, Toronto, Ontario,
M5X 1H3 (Tel: 416 363-6996 x 224, Attention: Des Raposo).

    Western Goldfields, Inc.
    ------------------------

    Under a new, highly experienced, and dynamic management team, Western
Goldfields is a gold producer focused on completing the expansion of its
Mesquite Mine, located in Imperial County, California, and returning the mine to full production. Western Goldfields acquired the Mesquite property in 2003 from Newmont Mining Corporation. Newmont operated the mine until 2001 when it ceased operations, as the low gold prices at that time did not support expansion plans. However, Newmont continued the permitting process for expansion, and the permits were approved in 2002. Western Goldfields has continued producing gold from ore placed on heaps by the previous owners.
    Western Goldfields, Inc. is listed on the Toronto Stock Exchange and trades under the symbol WGI and is quoted on the OTCBB under the symbol
WGDF.OB. For further details, please visit www.westerngoldfields.com.

    Forward-Looking Information
    ---------------------------

    Certain statements contained in this news release and subsequent oral statements made by and on behalf of the Company may contain forward-looking information within the meaning of the United States Private Securities
Litigation Reform Act of 1995 and similar Canadian legislation. Such forward-looking statements are identified by words such as "intends",
"anticipates", "believes", "expects", and "hopes" and include, without limitation, statements regarding the Company's plan of business operations, financing options and the consequences thereof, potential contractual arrangements, receipt of working capital, anticipated revenues, and related expenditures. There can be no assurance that such statements will prove to be accurate; actual results and future events could differ materially from such statements. Factors that could cause actual results to differ materially include, among others, those set forth in the Company's Annual Report on Form
10-KSB for the year ended December 31, 2005 filed with the U.S. Securities and
Exchange Commission, under the caption, "Risk Factors". Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulation, the Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

    %SEDAR: 00021587E          %CIK: 0001208038

    /For further information: please visit www.westerngoldfields.com, or contact: Brian Penny, Chief Financial Officer, (416) 324-6002,
bpenny(at)westerngoldfields.com; Julie Taylor Pantziris, Director, Regulatory
Affairs and Investor Relations, (416) 324-6015, jtaylor(at)westerngoldfields.com;
Richard Wertheim, Investor and Media Relations, Wertheim + Company Inc., (416)
594-1600, wertheim(at)wertheim.ca/
    (WGDF WGI.)

CO:  Western Goldfields, Inc.

CNW 09:17e 25-JAN-07